UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 10, 2025

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.0025 par value	STLD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2025, Steel Dynamics, Inc. (the “Company”) completed the offering and sale (the “Offering”) of $600 million aggregate principal amount of the Company’s 5.250% Notes due 2035 (the “2035 Notes”) and $400 million aggregate principal amount of the Company’s 5.750% Notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “Notes”).The Notes were offered pursuant to the prospectus supplement, dated March 10, 2025 (the “Prospectus Supplement”), to the prospectus, dated December 7, 2022 (together with the Prospectus Supplement, the “Prospectus”), which forms part of the Company’s effective Registration Statement on Form S-3 (Registration No. 333-268703) filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2022, pursuant to which the Notes were registered under the Securities Act of 1933, as amended.

The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, dated March 10, 2025 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, and PNC Capital Markets LLC, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Company sold the Notes to the Underwriters on March 12, 2025, and the Company received net proceeds, after expenses and the underwriting discount, of approximately $972 million. The Company plans to use the net proceeds from the sale of the Notes for general corporate purposes, which may include, but are not limited to, repayment at or prior to maturity of the Company’s 2.400% Notes due 2025, working capital, capital expenditures, advances for or investments in the Company’s subsidiaries, acquisitions, redemption and repayment of other outstanding indebtedness, and purchases of the Company’s common stock.

The terms of the Notes are governed by an Indenture, dated as of December 7, 2022 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of March 12, 2025 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, as trustee.

The Notes (i) will be the Company's senior unsecured obligations, (ii) will rank equally in right of payment with all of the Company's existing and future senior indebtedness, (iii) will be senior in right of payment to all of the Company's future subordinated indebtedness, (iv) will be effectively subordinated to the Company's secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and (v) will be structurally subordinated to all liabilities of any of the Company's subsidiaries.

Interest on the 2035 Notes will accrue at a rate of 5.250% per annum and is payable semi-annually, in arrears, on May 15 and November 15 of each year, commencing November 15, 2025. Interest on the 2055 Notes will accrue at a rate of 5.750% per annum and is payable semi-annually, in arrears, on May 15 and November 15 of each year, commencing November 15, 2025. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The 2035 Notes will mature on May 15, 2035, unless earlier redeemed. The 2055 Notes will mature on May 15, 2055, unless earlier redeemed.

Prior to February 15, 2035 (three months prior to the maturity date) in the case of the 2035 Notes and prior to November 15, 2054 (six months prior to their maturity date) in the case of the 2055 Notes, the Company may redeem the Notes of either or both series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate (as defined in the Second Supplemental Indenture) plus 20 basis points in the case of the 2035 Notes and 25 basis points in the case of the 2055 Notes, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes being redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. “Par Call Date” means (i) with respect to the 2035 Notes, February 15, 2035 (three months prior to their maturity date) and (ii) with respect to the 2055 Notes, November 15, 2054 (six months prior to their maturity date). On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Second Supplemental Indenture) with respect to a series of Notes, unless the Company has exercised its right to redeem such Notes in full by giving irrevocable notice to the Trustee in accordance with the Indenture, each holder of such series of Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains covenants that, among other things, limit the Company’s ability to incur liens securing indebtedness, to engage in certain sale and leaseback transactions with respect to certain properties and to sell all or substantially all of the Company’s assets or merge or consolidate with or into other companies. Each series of Notes is a new issue of securities for which there is currently no established trading market. The Company does not intend to apply for a listing of the Notes on any national securities exchange.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, the affiliates of some of the Underwriters are participants in the Company’s unsecured revolving credit facility of $1.2 billion that matures on July 19, 2028. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. As a result of the planned use of proceeds of this Offering, Underwriters or affiliates of the Underwriters who hold any of the $400 million aggregate principal amount of the Company’s 2.400% Notes due 2025 may receive a portion of the net proceeds of this Offering. Further, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of the Trustee.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Second Supplemental Indenture (which includes the form of the 2035 Notes and the form of the 2055 Notes), copies of which are filed or incorporated by reference as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01. Other Events.

On March 12, 2025, the Company issued a press release titled “Steel Dynamics Announces Completion of Notes Offering.” A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 10, 2025, between Steel Dynamics, Inc. and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, and PNC Capital Markets LLC, as representatives of the several underwriters named therein (filed herewith).

4.1	Indenture, dated as of December 7, 2022, between Steel Dynamics, Inc. and U.S. Bank Trust Company, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration No. 333-268703) of Steel Dynamics, Inc., dated December 7, 2022).

4.2	Second Supplemental Indenture, dated as of March 12, 2025, between Steel Dynamics, Inc. and U.S. Bank Trust Company, National Association, as Trustee (filed herewith).

4.3	Form of 5.250% Notes due 2035 (included in Exhibit 4.2).

4.4	Form of 5.750% Notes due 2055 (included in Exhibit 4.2).

5.1	Opinion of Barrett McNagny LLP (filed herewith).

23.1	Consent of Barrett McNagny LLP (included in Exhibit 5.1).

99.1	A press release dated March 12, 2025, titled “Steel Dynamics Announces Completion of Notes Offering” (filed herewith).

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: March 12, 2025	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer